Exhibit 99.1

ARMOUR RESIDENTIAL REIT, INC.  ANNOUNCES RESULTS OF 2010 ANNUAL MEETING OF STOCKHOLDERS

VERO BEACH, FL - - June 24, 2010 - - ARMOUR Residential REIT, Inc.  (NYSE Amex: ARR and ARR.WS) (“ARMOUR” or the “Company”) today announced the results of its 2010 Annual Meeting of Stockholders held on Thursday, June 24, 2010. Stockholders of record at the close of business on April 19, 2010, were entitled to notice of and to vote at the Annual Meeting.

The following items were presented for stockholder approval:

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The re-election of nine directors to serve until our Annual Meeting of Stockholders to be held in 2011 and until his successor is duly elected and qualified; and

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The ratification of the appointment of Eisner LLP to serve as the Company's independent registered certified public accountants for the year ending December 31, 2010.

Stockholders elected each of the nine directors and approved the ratification of Eisner LLP.  The final voting results for each proposal will be filed today with the Securities and Exchange Commission on a Current Report on Form 8-K and will be available for viewing on the Company's website at www.armourreit.com.

ARMOUR Residential REIT, Inc.

ARMOUR is a Maryland corporation focused on investing in Agency residential mortgage-backed securities. ARMOUR’s residential mortgage backed securities portfolio consists of hybrid adjustable-rate, adjustable-rate and fixed-rate residential mortgage-backed securities issued or guaranteed by the following U.S. Government-chartered entities: the Federal National Mortgage Association (more commonly known as Fannie Mae), the Federal Home Loan Mortgage Corporation (more commonly known as Freddie Mac) and the Government National Mortgage Administration, a U.S. Government corporation (more commonly known as Ginnie Mae).

ARMOUR is externally managed and advised by ARMOUR Residential Management LLC, an entity affiliated with ARMOUR's executive officers.  ARMOUR intends to elect and qualify to be taxed as a real estate investment trust for U.S. federal income tax purposes, commencing with ARMOUR's taxable year ended December 31, 2009.

Safe Harbor

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional Information and Where to Find It

Additional information concerning these and other risk factors is contained in the Company's most recent filings with the SEC.  All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above.  The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Investor Contact:

Jeffrey Zimmer

Co-Chief Executive Officer, President and Co-Vice Chairman

ARMOUR Residential REIT, Inc.

(772) 617-4340